PART II - Item 2

                                  EXHIBIT 11



                      WESTERN COUNTRY CLUBS, INC.
                   COMPUTATION OF EARNINGS PER SHARE
                              (UNAUDITED)


                                 Three Months Ended      Nine Months Ended
                                    September 30,           September 30,
                                  1998        1997        1998        1997
                               ----------  ----------  ----------  ----------
BASIC EARNINGS PER SHARE

Net income                     $  113,399  $  (18,554) $  461,318  $ (161,136)
Dividends on preferred stock      (14,800)       -        (42,000)       -
                               ----------  ----------  ----------  ----------
Net income (loss) applicable
  common stock                 $   98,599  $  (18,554) $  419,318  $ (161,136)
                               ==========  ==========  ==========  ==========

Shares used in computing
  basic earnings per share	3,734,721   3,634,721   3,717,138   3,619,162

Basic earnings per common
  share                        $     0.02     Nil      $     0.11  $   (0.04)
                               ==========  ==========  ==========  =========

DILUTED EARNINGS PER SHARE

Net income (loss)              $  113,399  $  (18,554) $  461,318  $ (161,136)
                               ==========  ==========  ==========  ==========


Shares used in computing
  basic earnings per share      3,734,721   3,634,721   3,717,138   3,619,162

Effect of shares issuable
  under conversion of
  preferred stock                 559,918        -        531,841        -
                               ----------  ----------  ----------  ----------
Shares used in computing
diluted earnings per share	4,294,639   3,634,721   4,248,979   3,619,162
                               ==========  ==========  ==========  ==========
Diluted earnings per
common share                   $     0.02      Nil     $     0.10  $	(0.04)
                               ==========  ==========  =========== ==========
Nil - less than $.01